As filed with the Securities and Exchange Commission on July 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PolyPid Ltd.

(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 Hasivim Street

Petach Tikva 4959376, Israel

(Address of principal executive offices) (Zip code)

Amended and Restated 2012 Share Option Plan

(Full title of the plan)

Dikla Czaczkes Akselbrad

President

PolyPid Inc.

372 Franklin Ave.

P.O. Box 558

Nutley, NJ 07110

Telephone: (908) 858-5995

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Howard Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Telephone: (212) 660-3000	Adv. Reut Alfiah Adv. Gal Cohen Sullivan & Worcester Tel-Aviv (Har Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 2,000,000 additional ordinary shares, no par value per share, or the Ordinary Shares, of PolyPid Ltd., or the Registrant or the Company, to be reserved for issuance under the PolyPid Ltd. Amended and Restated 2012 Share Option Plan, or the Plan, which are in addition to the 311,570 Ordinary Shares under the Plan registered on the Company’s Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on June 29, 2020 (File No. 333-239517), March 31, 2023 (File No. 333-271060), and March 6, 2024 (File No. 333-277703) or, collectively, the Prior Registration Statement.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

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PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 6, 2024;

(b)	The Company’s reports of foreign private issuer on Form 6-K furnished to the SEC on April 30, 2024 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1), May 8, 2024 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended March 31, 2024”, “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1), May 17, 2024, May 28, 2024 and June 18, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1); and

(c)	The description of the Registrant’s Ordinary Shares which is contained in the Registrant’s Registration Statement on Form 8-A filed on June 18, 2020 (File No. 001-38428) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

4.1	Amended and Restated Articles of Association of PolyPid Ltd., filed as Exhibit 99.1 to Form 6-K (File No. 001-38428) filed on May 8, 2023, and incorporated herein by reference.

5.1	Opinion of Sullivan & Worcester Tel-Aviv (Har-Even & Co.).

23.1	Consent of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of EY Global.

23.2	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Amended and Restated PolyPid Ltd. 2012 Share Option Plan, filed as Exhibit 99.1 to Form 6-K (File No. 001-38428) filed on May 17, 2024, and incorporated herein by reference.

107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petach Tikva, Israel, on July 2, 2024.

POLYPID LTD.

By:	/s/ Dikla Czaczkes Akselbrad
Name:	Dikla Czaczkes Akselbrad
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of PolyPid Ltd. hereby constitute and appoint Dikla Czaczkes Akselbrad our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dikla Czaczkes Akselbrad	Chief Executive Officer and Director	July 2, 2024
Dikla Czaczkes Akselbrad	(Principal Executive Officer)

/s/ Jonny Missulawin	Chief Financial Officer	July 2, 2024
Jonny Missulawin	(Principal Financial Officer and Accounting Officer)

/s/ Jacob Harel	Chairman of the Board of Directors	July 2, 2024
Jacob Harel

/s/ Yechezkel Barenholz, Ph.D.	Director	July 2, 2024
Yechezkel Barenholz, Ph.D.

/s/ Yossi BenAmram	Director	July 2, 2024
Yossi BenAmram

/s/ Nir Dror	Director	July 2, 2024
Nir Dror

/s/ Itzhak Krinsky, Ph.D.	Director	July 2, 2024
Itzhak Krinsky, Ph.D.

/s/ Robert B. Stein, M.D., Ph.D.	Director	July 2, 2024
Robert B. Stein, M.D., Ph.D.

/s/ Nurit Tweezer-Zaks	Director	July 2, 2024
Nurit Tweezer-Zaks

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on July 2, 2024.

PolyPid Inc.

By:	/s/ Dikla Czaczkes Akselbrad
Dikla Czaczkes Akselbrad Director

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